 Exhibit 99.(h)(2)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

Among

VALUE LINE CENTURION FUND, INC.

VALUE LINE FUNDS VARIABLE TRUST

(formerly, VALUE LINE STRATEGIC ASSET MANAGEMENT TRUST, on behalf of its series, Value Line Strategic Asset Management Trust and Value Line VIP Equity Advantage Fund)

EULAV SECURITIES LLC

EULAV ASSET MANAGEMENT

And

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

This Amendment No. 1 (the “Amendment”) to the Participation Agreement dated April 4, 2003 (the “Agreement”) by and among The Guardian Insurance & Annuity Company, Inc. (the “Company”), a Delaware corporation, on its own behalf and behalf of each separate account of the Company set forth on Schedule A to the Agreement as may be amended from time to time (each such account hereinafter referred to as the (“Account”), and Value Line Centurion Fund, Inc., a Maryland corporation, Value Line Funds Variable Trust, a Massachusetts business trust with respect to its two series: Value Line Strategic Asset Management Trust and Value Line VIP Equity Advantage Fund (hereinafter the “Fund” or “Funds”), EULAV Asset Management, a Delaware statutory trust (the “Adviser) and its subsidiary, EULAV Securities LLC (hereinafter the “Underwriter”), is effective as of December 15, 2014.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.                  Schedule A of the Agreement shall be amended to include the following:

Name of Separate Account and Date Established by Board of Directors	Form Number and Name of Contract Funded by Separate Account
Registered Account(s):	Registered Contract(s):
Separate Account R	13-SVA I
March 12, 2003	Guardian Investor ProFreedom Variable
Annuity (B Share)
ICC13-SVA I

Guardian Investor ProFreedom Variable
Annuity (C Share)

ICCI3-SVA I
Guardian Investor ProStrategies Variable
Annuity (I Share)

2.     Schedule B of the Agreement shall be deleted and replaced with the attached Schedule B.

3.     Pursuant to the Fund’s Rule 12b-1 Plan (as defined in the Agreement) the Underwriter will pay to the Company a total annual fee of 0.40% of the value of the assets of the Fund in the Accounts as specified in Schedule A. Pursuant to the Fund’s Service Plan (as defined in the Agreement), the Underwriter will pay to the Company a total annual fee of 0.05% of the assets of the Fund in the Accounts as specified in Schedule A and the Underwriter will pay to the Company a total of 0.05% of the value of the assets in the Fund in the Accounts as specified in Schedule A from its own resources.

4.     Except as modified pursuant to the provisions of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and conditions as of the date hereof.

5.     This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

6.     This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. on behalf of itself and each of its Accounts named in Schedule A, as amended from time to time.

By:	/s/

VALUE LINE CENTURION FUND, INC.

By:	/s/ Mitchell Appel
Mitchell Appel, President

VALUE LINE FUNDS VARIABLE TRUST (formerly, VALUE LINE STRATEGIC ASSET MANAGEMENT TRUST) on behalf of its series, Value Line Strategic Asset Management Trust and Value Line VIP Equity Advantage Fund

By:	/s/ Mitchell Appel
Mitchell Appel, President

EULAV SECURITIES LLC

By:	/s/ Mitchell Appel
Mitchell Appel, President

EULAV ASSET MANAGEMENT

By:	/s/ Mitchell Appel
Mitchell Appel, Chief Executive Officer

SCHEDULE B

PARTICIPATING FUNDS

Value Line Centurion Fund, Inc.

Value Line Funds Variable Trust, on behalf of its series:

Value Line Strategic Asset Management Trust

Value Line VIP Equity Advantage Fund